Exhibit 10.28

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

Dated as of September 1, 2004

Among

ENCORE SPV TRUST III

as Seller

ENCORE CREDIT CORP.

as Administrator

WACHOVIA BANK, NATIONAL ASSOCIATION

as Initial Note Purchaser

EVEREN CAPITAL CORPORATION

as Initial Trust Certificate Purchaser

WACHOVIA CAPITAL MARKETS, LLC

as Purchaser Agent

THE OTHER PURCHASER

named herein

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Certain Defined Terms.	1
Section 1.2	Other Terms.	7
Section 1.3	Computation of Time Periods.	7

ARTICLE II

THE PURCHASE FACILITY

Section 2.1	Sale and Delivery of the Securities.	7
Section 2.2	The Purchases and the Call Options	8
Section 2.3	Reduction of the Purchase Limit.	10
Section 2.4	Increased Costs; Capital Adequacy; Illegality.	10
Section 2.5	Taxes.	11

ARTICLE III

CONDITIONS OF PURCHASES

Section 3.1	Conditions Precedent to Initial Purchase.	13
Section 3.2	Conditions Precedent to Each Purchase.	13

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Seller and the Administrator.	14
Section 4.2	Representations, Warranties and Agreements of the Purchasers.	17

ARTICLE V

GENERAL COVENANTS

Section 5.1	General Covenants of the Seller.	18
Section 5.2	General Covenants of the Administrator.	18

ARTICLE VI

INDEMNIFICATION

Section 6.1	Indemnities by the Seller.	19

-i-

-ii-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent to Initial Purchase

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Compliance Certificate
EXHIBIT B	Form of Assignment and Acceptance
EXHIBIT C	Form of Trust Agreement
EXHIBIT D	Form of Call Option Notice

-iii-

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 1, 2004, by and among:

1.	ENCORE SPV TRUST III (the “Seller”);

2.	ENCORE CREDIT CORP., as administrator (the “Administrator”);

3.	WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the initial purchaser of the Notes (the “Initial Note Purchaser”);

4.	EVEREN CAPITAL CORPORATION, as the initial purchaser of the Trust Certificates (the “Initial Trust Certificate Purchaser”);

5.	WACHOVIA CAPITAL MARKETS, LLC, as the purchaser agent (the “Purchaser Agent”);

6.	the financial institutions listed on the signature pages of this Agreement under the heading “Other Purchasers” and their respective successors and permitted assigns (the “Other Purchasers” and, collectively with the Initial Note Purchaser and the Initial Trust Certificate Purchaser, the “Purchasers”);

IT IS AGREED as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the form of trust agreement (the “Trust Agreement”) attached hereto as Exhibit C, among the Seller, the Sponsor, Wachovia Bank, National Association, as Trustee (the “Trustee”) and Custodian (the “Custodian”), and Wachovia Capital Markets, LLC, as Calculation Agent (the “Calculation Agent”).

(b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Act: The Securities Act of 1933, as amended.

Administrator: Encore Credit Corp., and its permitted successors and assigns, as administrator of the Seller.

Administrator Indemnified Amounts: As defined in Section 6.2.

Administrator Indemnified Party: As defined in Section 6.2.

Affected Party: As defined in Section 2.4(a).

Affiliate: With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

Basic Documents: This Agreement, the Trust Agreements, the Master Mortgage Sale and Contribution Agreement, the Servicing Agreement, each Swap Agreement and each other document entered into in connection with the foregoing, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

Call Option: As defined in Section 2.2(c).

Call Option Exercise Price: With respect to each Call Option, the amount required to be paid by the holder of the Call Option to the holder of the Trust Certificate related to such Call Option in order to acquire such Trust Certificate from the holder thereof, which amount is set forth on Schedule I of the applicable Trust Agreement.

Call Option Expiration Date: For each Call Option, the date set forth on Schedule I of the applicable Trust Agreement, as such date may be accelerated as specified in such Schedule I.

Call Option Purchase Date: As defined in Section 2.2(c).

Call Option Sale Price: With respect to each Call Option, the amount required to be paid by the Seller to the holder of the Trust Certificate to acquire the Call Option relating to such Trust Certificate, which amount is set forth on Schedule I of the applicable Trust Agreement.

Compliance Certificate: As defined in Section 3.2.

Credit and Collection Policy: The written credit and collection policies of Encore Credit Corp. in effect on the date hereof, as amended or supplemented form time to time with the written consent of the Purchaser Agent.

Custodian: Wachovia Bank, National Association, or its successor in interest, or any successor custodian appointed in its capacity as Custodian under each Trust Agreement.

Eligible Assignee: A Person whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s, or whose obligations under this Agreement are unconditionally guaranteed by a Person whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s.

Eligible Loan: A Mortgage Loan that satisfies the requirements set forth in Section 3.02 of the Master Mortgage Loan Sale and Contribution Agreement.

Facility: The agreements and obligations of the parties hereto, as evidenced by the terms and provisions of this Agreement.

Facility Termination Date: August 31, 2005, or such other date to which the Facility Termination Date may be extended in accordance with the terms of Section 2.1(b).

Funding Notice: As defined in Section 2.1(a).

GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

Increased Costs: Any amounts required to be paid by the Administrator to an Affected Party pursuant to Section 2.4.

Indemnified Amounts: As defined in Section 6.1.

Indemnified Party: As defined in Section 6.1.

Initial Purchase Date: The first date on which the Initial Note Purchaser purchases the Notes and the Initial Trust Certificate Purchaser purchases the Trust Certificates from the Seller.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Laws: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Master Mortgage Loan Sale and Contribution Agreement: The Master Mortgage Loan Sale and Contribution Agreement dated as of September 1, 2004 between Encore Credit Corp., as seller, and Encore SPV Trust III, as buyer, as amended from time to time pursuant to its terms.

Maximum Availability: On any date of determination an amount equal to the difference between the Purchase Limit and the Outstanding Amount.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage Loan: An individual loan transferred to the Seller pursuant to the Master Mortgage Loan Sale and Contribution Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

Note Purchaser: A Purchaser of Notes.

Notes: As defined in the Trust Agreements.

Obligor: The obligor on a Mortgage Loan.

Originator: Encore Credit Corp., and its permitted successor and assigns, in its capacity as originator of the Mortgage Loans.

Other Purchaser: The meaning set forth in the preamble.

Outstanding Amount: On any date of determination, the sum of the aggregate principal amount of all Notes outstanding on such date and the original purchase price, net of any distributions theretofore made, of all Trust Certificates outstanding on such date.

Person: An individual, partnership, corporation (including a statutory or business trust), joint stock company, limited liability company, limited partnership, limited liability partnership, trust, association, joint venture, any governmental authority or any other entity of any nature.

Principal Balance: With respect to any Mortgage Loan, the principal balance outstanding as of any date of determination, as determined pursuant to the terms of such Mortgage Loan.

Purchase: The initial purchase by a Purchaser of Securities and the purchase of any additional Securities by a Purchaser.

Purchase Date: Any day on which a Purchaser makes a Purchase.

Purchase Limit: (i) $1,000,000,000; or (ii) such other amount as may be agreed to in writing between the Administrator and the Purchasers; provided, however, that the “Purchase Limit” may be reduced in accordance with the provisions of Section 2.3.

Purchase Price: As defined in Section 2.2(b).

Purchaser Notice: As defined in Section 2.2(b).

Purchasers: Collectively, the Initial Note Purchaser, the Initial Trust Certificate Purchaser and the Other Purchasers, and their successors and assigns.

Register: As defined in Section 8.1(c).

Required Purchasers: At a particular time, all (or 100%) of the Purchasers.

Securities: Notes and Trust Certificates.

Seller: Encore SPV Trust III, a Delaware statutory trust and its permitted successors and assigns.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.

Servicing Agreement: The Flow Interim Servicing Agreement dated as of April 1, 2004 between HomEq Servicing Corporation and the Seller relating to the Mortgage Loans, as amended and supplemented by the Servicing Letter Agreement dated as of September 1, 2004 among HomEq Servicing Corporation, the Seller and the Trustee, as further amended or supplemented from time to time, and any other similar agreement to which a Person services some or all of the Mortgage Loans.

Sponsor: Encore Credit Corp., and its permitted successors and assigns, as sponsor under the Trust Agreements.

Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto other than those arising out of an Affected Party’s negligence) that are imposed by any government or other taxing authority.

Termination Date: The earliest of (i) that Business Day designated as the Termination Date by the Administrator upon at least 2 Business Days’ prior written notice to the Purchaser Agent, (ii) the date on which a Termination Event occurs, or (iii) the second Business Day prior to the Facility Termination Date.

Termination Event: The occurrence of one or more of the following events:

(i) any failure by a Trust, the Seller or the Administrator to make any payment to a Purchaser required by the terms of any Basic Document on the day such payment is required to be made; or

(ii) any failure on the part of a Trust, the Seller or the Administrator duly to observe or to perform in any material respect any other covenants or agreements of such party set forth in any Basic Document, which continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the applicable officer of the Trust, the Seller or the Administrator, as the case may be, by the Purchaser Agent and (ii) the date on which the applicable Trust, the Seller or the Administrator, as the case may be, becomes aware thereof; or

(iii) an Insolvency Event occurs with respect to any Trust, the Seller or the Administrator; or

(iv) the Administrator defaults in making any payment required to be made under any agreement for borrowed money to which the Administrator is a party for an amount exceeding $5,000,000, and such default is not cured within the relevant cure period; or

(v) any non-monetary default occurs under an agreement to which the Administrator is a party resulting in (or permitting the) acceleration of indebtedness of the Administrator or any of its subsidiaries in excess of $5,000,000; or

(vi) any two of Messrs. Steven Holder, Shabi Asghar or John Kontoulis ceases to be actively involved in the management of the Administrator (unless waived by the Purchaser Agent, which waiver may be granted or withheld in its sole direction); or

(vii) a final judgment for the payment of money in excess of $5,000,000, individually or in the aggregate, shall have been rendered against the Administrator by a court of competent jurisdiction and, within 30 days, the Administrator shall not have, to the satisfaction of the Purchaser Agent, either (A) discharged or provided for the discharge of such judgment in accordance with its terms, or (B) perfected a timely appeal of such judgment and caused the execution thereof to be stayed (by supersedes or otherwise) during the pendency of such appeal; or

(viii) any representation or warranty made or deemed to be made by the Seller or the Administrator under or in connection with any Basic Document shall prove to have been false or incorrect in any material respect when made, deemed made or delivered (after giving effect to all applicable cure periods), the effect of which is materially adverse to the Seller or Administrator as a whole or to the Purchasers; or

(ix) a Trust, the Seller or the Administrator shall become an “investment company” within the meaning of the Investment Company Act of 1940, as amended or the arrangements contemplated by the Basic Documents shall require registration of any such entity as an “investment company” within the meaning of such Act; or

(x) a regulatory, tax or accounting body has ordered that the activities of the Administrator, or the Seller, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Administrator or the Seller contemplated hereby may reasonably be expected to cause the Administrator or the Seller to suffer materially adverse regulatory, accounting or tax consequences; or

(xi) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Administrator and such lien shall not have been released within ten (10) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Administrator and such lien shall not have been released within ten (10) Business Days; or

(xii) (A) any Basic Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller or the Administrator, or (B) the Seller or the Administrator shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

Trust: Each trust estate created pursuant to a Trust Agreement.

Trust Agreement: Each Trust Agreement substantially in the form of Exhibit C hereto pursuant to which the Seller transfers Mortgage Loans to the Trustee for the benefit of the Securityholders in exchange for Notes and Trust Certificates, each as amended from time to time pursuant to its terms.

Trust Certificate Purchaser: A Purchaser of Trust Certificates.

Trust Certificates: As defined in the Trust Agreements.

Trustee: Wachovia Bank, National Association, or its successor in interest, or any successor trustee appointed in its capacity as Trustee under each Trust Agreement.

UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

United States: The United States of America.

Section 1.2 Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, as applicable, and not specifically defined herein, are used herein as defined in such Article 9. All references to a specified time shall mean eastern time.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

ARTICLE II

THE PURCHASE FACILITY

Section 2.1 Sale and Delivery of the Securities.

(a) On the terms and conditions hereinafter set forth, the Seller may request the Purchasers to acquire from the Seller the Securities issued under one or more Trust Agreements (each such request, a “Funding Notice”), each such Funding Notice to be on the terms and conditions set forth herein and substantially in the form of Exhibit A-1 hereto. Notwithstanding anything to the contrary herein contained, no Purchaser shall have any obligation to make any Purchase and, in no event, shall any Purchaser make a Purchase if, after giving effect to such Purchase, the aggregate Outstanding Amount would exceed the Purchase Limit.

(b) The Seller may, within 90 days, but no later than 45 days, prior to the Facility Termination Date, by written notice to the Purchaser Agent, with a copy to the Trustee, request the Purchasers to extend the Facility Termination Date for an additional period of up to 364 days. Any such 364-day extension of the Facility Termination Date shall be from the date on which the renewal is approved by the Purchasers. Each Purchaser shall make a determination, in its sole discretion and after a full credit review, within 30 days of its receipt of the Seller’s notice, as to whether or not it will agree to extend the Facility Termination Date; provided, however, that the failure of any Purchaser to make a timely response to the Seller’s request for extension of the Facility Termination Date shall be deemed to constitute a refusal by such Purchaser to extend the Facility Termination Date.

Section 2.2 The Purchases and the Call Options

(a) Subject to the conditions described in Section 2.1, the Initial Purchase shall be made in accordance with the procedures described in Section 2.2(b). After the date of the Initial Purchase, until the occurrence of the Termination Date, the Purchasers may make subsequent Purchases subject to the provisions of Section 2.1(b) and Section 2.2 hereof.

(b) (i) The Administrator shall request a Purchase by providing each Purchaser and the Purchaser Agent with a written Funding Notice delivered at least three Business Days prior to the requested Purchase Date; provided, however, that the Administrator shall not deliver more than one Funding Notice each week without the prior written consent of the Purchaser Agent. Each Funding Notice must be received by the Purchasers no later than 5:00 p.m. (Eastern time) on a Business Day. If any Funding Notice is received by a Purchaser after 5:00 p.m. (Eastern time) on a Business Day or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by such Purchaser at 9:00 a.m. (Eastern time) on the next following Business Day. Each Funding Notice shall specify the number of Mortgage Loans offered for purchase and the unpaid Principal Balance of such Mortgage Loans to be purchased on such Purchase Date. The unpaid Principal Balance specified in any such Funding Notice must be in an aggregate amount at least equal to $25,000,000 per Trust; provided, however, that the Purchases shall not exceed the Maximum Availability. Following receipt of such Funding Notice, each Purchaser shall determine whether or not to make the Purchase. If a Purchaser determines to make the Purchase, the Purchaser Agent on behalf of all Purchasers, shall provide written notice in the form of Schedule I to the Trust Agreement (Supplemental Definitions and Terms) (such notice being referred to as the “Purchaser Notice”) to such effect to the Administrator on behalf of the Seller with a copy to the Trustee, within one Business Day of such Purchaser’s receipt of the related Funding Notice. Such Purchaser Notice also shall include the applicable price (the “Purchase Price”) proposed to be paid by the Purchaser in connection with such Purchase for each Note or Trust Certificate being purchased, along with, in the case of a Purchaser of Trust Certificates, the proposed Call Option Sale Price and the proposed Call Option Exercise Price applicable to each Trust Certificate to be purchased. If a Purchaser or the Purchaser Agent fails to respond within one Business Day, such Purchaser shall be deemed to have declined such offer to Purchase.

(ii) If the Administrator, on behalf of Seller, determines to proceed with the Purchase, it shall call the Purchaser Agent by telephone and either accept the proposed prices set forth in the Funding Notice or negotiate different terms acceptable to the Purchaser Agent. If the Administrator, on behalf of Seller, and the Purchaser Agent agree upon a Purchase Price, Call Option Sale Price and Call Option Exercise Price by 2:00 p.m. (Eastern time) one Business Day prior to the related Purchase Date, the Purchaser Agent shall send a written confirmation (each, a “Confirmation”) to the Administrator, with a copy to the Trustee, and, upon satisfaction of the applicable conditions precedent set forth in Article III, the Purchase shall occur on the applicable

Purchase Date. If the Administrator and the Purchaser Agent do not agree upon a Purchase Price, Call Option Sale Price and Call Option Exercise Price by 2:00 p.m. (Eastern time) one Business Day prior to the related Purchase Date, the Purchase shall not occur on the proposed Purchase Date. Notwithstanding the foregoing, with the consent of the Purchaser Agent, the Administrator may continue negotiating with the Purchaser Agent until 2:00 p.m. (Eastern time) on the proposed Purchase Date and, if such parties agree upon a Purchase Price, Call Option Sale Price and Call Option Exercise Price by such time, the Purchaser Agent shall send a written confirmation (each, a “Confirmation”) to the Administrator, with a copy to the Trustee, and, upon satisfaction of the applicable conditions precedent set forth in Article III, the Purchase shall occur on the next Business Day.

(iii) On each Purchase Date, each Purchaser funding a Purchase shall, upon satisfaction of the applicable conditions set forth in Article III, make available to or upon the order of the Administrator, in same day funds, an amount equal to such Purchaser’s Purchase Price. Upon receipt of a Confirmation, the Administrator shall examine its terms and, unless the Administrator objects to the terms within three Business Days after receipt of that Confirmation, those terms shall be deemed accepted and correct absent manifest error, in which case that Confirmation will be sufficient to form a binding supplement to this Agreement notwithstanding Section 9.1 of this Agreement.

(c) As a condition precedent to its Purchase of Trust Certificates issued by a Trust, each Purchaser of Trust Certificates shall sell to the Seller (in such capacity, the “Optionholder”) the option (the “Call Option”) to require the holder of such Trust Certificates to sell such Trust Certificates to the Optionholder on or prior to the applicable Call Option Expiration Date for an amount equal to the then applicable Call Option Exercise Price. Each Call Option shall be sold to the Seller for an amount equal to the then applicable Call Option Sale Price, which Call Option Sale Price shall be netted from the Purchase Price being paid by such Purchaser for its Trust Certificates. If the Optionholder desires to exercise the Call Option, the Administrator, on behalf of the Optionholder, shall provide the applicable Trust Certificateholders and the Trustee with a written notice substantially in the form of Exhibit D hereto to that effect. Such notice shall specify a closing date (the “Call Option Purchase Date”) on which the Trust Certificates shall be purchased, which date shall be (i) no less than three Business Days following the date of delivery of such notice to the Trustee and (ii) no later than the Call Option Expiration Date. The Optionholder may rescind the Call Option, without liability of any kind, any time prior to the Call Option Purchase Date by giving written notice thereof to the applicable Trust Certificateholders and the Trustee and the Servicer.

(d) On the applicable Call Option Purchase Date, the Optionholder shall remit to the applicable Trust Certificateholders an amount equal to the Call Option Exercise Price and the Trust Certificateholders concurrently shall sell and transfer the Trust Certificates to the Optionholder.

(e) Each Call Option shall be nontransferable without the consent (in its sole discretion) of the Purchaser Agent.

Section 2.3 Reduction of the Purchase Limit.

The Administrator may, upon at least 30 days’ written notice to the Purchaser Agent, with a copy to the Trustee, terminate in whole or reduce in part the unused Purchase Limit; provided, however, that each partial reduction of the Purchase Limit shall be in amounts equal to $1,000,000 or an integral multiple thereof. Each notice of reduction or termination pursuant to this Section 2.3 shall be irrevocable.

Section 2.4 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by a Purchaser (but not a participant of a Purchaser pursuant to Section 8.1) or any Affiliate thereof (each of which, an “Affected Party”) with any new guideline or request from any central bank or other governmental agency or authority having authority over the Affected Party (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to a Purchase, or any right to make Purchases hereunder, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the interest rate on the Notes), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting a Purchase or a Purchaser’s rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be reasonable and accompanied by a statement setting forth in reasonable detail the basis and calculations supporting such demand), the Administrator shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered. In the circumstance described in this Section 2.4(a), the Administrator shall also have the right to give a notice of termination and terminate this Agreement; provided, however, the Administrator shall immediately pay to (x) the Note Purchasers, an amount equal to the sum of all unpaid Note Interest Distribution Amounts and Note Principal Redemption Amounts (as defined in the Trust Agreements) applicable to the then outstanding Notes and (y) the Trust Certificate Purchasers, an amount equal to the sum of all Call Option Exercise Prices for all outstanding Call Options together with all of the Purchasers’ fees and costs occasioned by such early termination. Upon receipt of such amounts, the Note Purchasers and the Trust Certificate Purchasers shall endorse their respective Notes and Trust Certificates to the Administrator or its designee. The Administrator shall remain liable for any and all amounts due under this Section 2.4(a) which accrued prior to the effective date of such termination.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any new law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency having authority over the Affected Party (whether or not having the force of law), regarding capital adequacy, has or will have the effect of reducing the rate of return on the capital of any Affected Party (including, without limitation, any capital requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any capital requirement, if any, included in the determination of the interest rate on the Notes) as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party after the Affected Party has accrued, expensed or realized such reduced rate of return (which demand shall be accompanied by a statement setting forth the basis for such demand), the Administrator shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Administrator shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it. Also, if the Administrator elects to terminate this Agreement as described in clause (a) of this section, the Purchaser Agent shall instruct the Trustee to terminate each Swap Agreement in accordance with its terms prior to the date this Agreement is terminated and the Administrator shall pay each Swap Counterparty all Swap Breakage Costs then due as a result of such termination and all other amounts owed (capitalized terms have the meanings set forth in the Trust Agreements).

(d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Administrator a certificate along with any available supplemental documentation as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

(e) The Affected Party agrees to make a good faith effort to mitigate any increased costs and expenses as set forth in this Section 2.4, provided, however, that the Affected Party in its sole good faith discretion will not be obligated to mitigate any increased costs and expenses if the Affected Party would be adversely affected.

(f) In no event shall the aggregate amount required to be paid by the Administrator pursuant to this Section 2.4 exceed 10% of the initial Purchase Limit.

Section 2.5 Taxes.

(a) All payments made by a Trust or the Administrator under this Agreement or the other Basic Documents will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Administrator shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Purchaser will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Purchaser with respect to payments required to be made by a Trust or the Administrator under this Agreement, by a taxing jurisdiction in which such Purchaser is organized or conducts business (as the case may be). If a Purchaser pays any Taxes in respect of which the Administrator is obligated to pay Additional Amounts under this Section 2.5(a), to the extent such Purchaser has not been reimbursed previously the Administrator shall promptly reimburse such Purchaser in full. Each Purchaser and the Purchaser Agent agrees to make a good faith effort to minimize any Additional Amount in any manner that would not, in the reasonable judgment of a Purchaser or a Purchaser Agent, be disadvantageous to such Purchaser or Purchaser Agent, as the case may be. If the Administrator pays any Additional Amount that ultimately is determined not to be properly payable as an Additional Amount under this Section 2.5(a), the applicable Purchaser shall reimburse the Administrator for such amount upon receipt of evidence satisfactory to such Purchaser that such amount was not properly payable.

(b) To the extent not otherwise paid pursuant to Section 2.4, the Administrator will indemnify each Purchaser and the Purchaser Agent for the full amount of Taxes in respect of which the Administrator is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Purchaser or Purchaser Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Purchaser or Purchaser Agent, as appropriate, making a demand for indemnity payment shall provide the Administrator, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a responsible officer of such Purchaser or Purchaser Agent stating or otherwise evidencing that such Purchaser or Purchaser Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date the Purchaser or the Purchaser Agent (as the case may be) makes written demand therefor.

(c) Within 30 days after the date of any payment by the Administrator of any Taxes, the Administrator will furnish to the appropriate Purchaser, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

(d) If a Purchaser is not created or organized under the laws of the United States or a political subdivision thereof, such Purchaser shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Administrator with a copy to the Purchaser Agent (i) within 15 days after the date hereof, or, if later, the date on which such Purchaser becomes a Purchaser hereunder two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Administrator to make payments hereunder for the account of such Purchaser, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.5(d), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Administrator to make payments hereunder for the account of such Purchaser, without deduction or withholding of United States federal income or similar Taxes.

(e) Without prejudice to the survival of any other agreement of the Administrator hereunder, the agreements and obligations of the Administrator contained in this section shall survive the termination of this Agreement.

ARTICLE III

CONDITIONS OF PURCHASES

Section 3.1 Conditions Precedent to Initial Purchase.

The initial Purchase hereunder is subject to the satisfaction, on or before the date of such purchase, as determined by the Initial Purchaser, of each condition precedent listed in Schedule I.

Section 3.2 Conditions Precedent to Each Purchase.

On the date of each Purchase (including the Initial Purchase), the following statements shall be true and (with respect to clauses (i), (ii), (iii), (iv) and (vi) below) the Administrator shall be deemed to have certified that:

(i) The representations and warranties contained in Section 4.1 are true and correct on and as of such day as though made on and as of such date,

(ii) No event has occurred and is continuing, or would result from such Purchase, which constitutes a Termination Event, or a material event which with notice or the passage of time or both would constitute a Termination Event.

(iii) On and as of such day, after giving effect to such Purchase, the Outstanding Amount does not exceed the Purchase Limit,

(iv) On and as of such day, each of the Seller, the Originator and the Administrator has performed in all material respects all of the agreements contained in this Agreement, the Trust Agreements, the Master Mortgage Loan Sale and Contribution Agreement and the other Basic Documents to be performed by such Person at or prior to such day,

(v) The Purchaser Agent shall have received from the Custodian a certification in the form of Exhibit 2.4(a) to the Trust Agreement acknowledging that the Custodian has received the documents required to be delivered to it pursuant to Section 2.3(a)-(f) of the Trust Agreement,

(vi) The proceeds of such Purchase will not be used for the purpose of purchasing or carrying Margin Stock (as defined under Regulation U of the Board of Governors of the Federal Reserve System),

(vii) The Administrator has delivered to the Purchaser Agent a fully executed copy of each Trust Agreement for each Trust that is issuing the Securities then being purchased,

(viii) The Administrator has delivered to Purchaser Agent executed and authenticated Notes and Trust Certificates issued under the related Trust Agreement, registered in such name(s) as the Purchaser Agent shall have requested,

(ix) The Trust shall have entered into hedges acceptable to the Calculation Agent, and

(x) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Purchaser in accordance with the provisions hereof; and

no later than 5:00 p.m. (Eastern time) on the Business Day preceding the date of each such Purchase the Purchaser Agent shall have received a certificate, substantially in the form of Exhibit A-2 hereto, of an authorized representative of the Administrator, certifying that each of the conditions set forth in Section 3.2 has been satisfied in full on or before such day (such certificate being referred to herein as a “Compliance Certificate”) and dated as of such date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Seller and the Administrator.

Each of the Seller and the Administrator represents and warrants as to itself as follows:

(a) Organization. It is duly organized and validly existing in good standing under the laws of the state of its organization, is duly qualified and in good standing as a foreign entity and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification materially necessary, and has full power and authority to own its properties and to conduct its business as presently conducted.

(b) Licenses and Approvals. It has obtained all necessary licenses and approvals in all states in which the ownership or lease of property or the conduct of its business requires such licenses and approvals except where the failure to have such licenses and approvals does not have a material adverse affect on its financial condition or on its ability to perform its obligations under the Basic Documents.

(c) Authority. It has full power and authority to execute and deliver, and perform each of its obligations under, each of the Basic Documents to which it is a party, including the use of the proceeds of Purchases, and it has duly authorized the execution, delivery and performance of each of the foregoing and the sale of the Securities to the Purchasers by all necessary action.

(d) Enforceability. Each of the Basic Documents to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors’ rights and remedies.

(e) No Conflicts. The consummation of the transactions contemplated by and the fulfillment of the terms of the Basic Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its articles of organization or operating agreement or any material indenture, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement or a Trust Agreement) upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than the Basic Documents, or violate any material law, rule, regulation or any order applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

(f) Legal Proceedings. There are no proceedings or investigations to which it is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of the Basic Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the Basic Documents, (c) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, the Basic Documents or (d) which would have a material adverse effect on its ability to perform its obligations under the Basic Documents.

(g) Consents and Approvals. All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of the Basic Documents, have been received or taken, as the case may be.

(h) Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by it to the Purchaser Agent or a Purchaser, (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished, and (ii) no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading in light of the statements made therein and in other information furnished to the Purchaser Agent or a Purchaser.

(i) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” law by the Seller or the Administrator.

(j) Solvency. It is solvent and the transactions under this Agreement and the Basic Documents do not and will not impair such solvent state.

(k) Selection Procedures. No procedures believed by it to be materially adverse to the interests of the Purchasers were utilized by it in identifying and/or selecting the Mortgage Loans.

(l) Taxes. It has filed or caused to be filed all Tax returns which, to its knowledge, are required to be filed. It has paid all Taxes and all assessments made against it or any of its property which have become due (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Originator or Seller), and no Tax lien has been filed against it or its property and, to its knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(m) Exchange Act Compliance. No proceeds of any Purchase will be used by it to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(n) Value Given. The Originator shall have received reasonably equivalent value in consideration for the transfer to the Seller of the Mortgage Loans under the Master Mortgage Loan Sale and Contribution Agreement, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code or similar law.

(o) Separate Entity. The Seller is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof, and the Seller hereby acknowledges that the Purchaser Agent and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a separate legal entity from the Administrator and from each such other Affiliate of the Administrator.

(p) Investments. Except for its interests in Trusts created pursuant to the Trust Agreements, including without limitation Trust Certificates and Call Options with respect to Trust Certificates, Seller does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

(q) Investment Company Act. It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Offer and Sale. Neither the Seller nor the Administrator nor any person acting on behalf of either of them has offered to sell the Securities by any form of general solicitation or general advertising. Neither the Seller nor the Administrator has offered or sold the Securities or other similar security in any manner that would render the issuance and sale of the Securities a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

(s) Representations and Warranties. The representations and warranties made by the Seller or the Administrator in this Agreement and the other Basic Documents to which it is a party and made in any officer’s certificate of the Seller or the Administrator delivered pursuant to this Agreement or the other Basic Documents will be true and correct in all material respects at the time made and on and as of the applicable Purchase Date (except as otherwise disclosed to the recipient thereof).

(t) Ownership Interest. Immediately prior to the transfer of the Mortgage Loans to the Seller, the Originator held good and indefeasible title to, and was the sole owner of, such Mortgage Loans subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment contemplated by a Trust Agreement, the Trustee, on behalf of the holders of the applicable Securities and the Swap Counterparties (as defined in the Trust Agreement), will hold good and indefeasible title to, and will be the sole owner of, such Mortgage Loans subject to no liens, charges, mortgages, encumbrances or rights of others except as contemplated by the Basic Documents.

(u) Eligibility. Each Mortgage Loan on the date it is transferred pursuant to a Trust Agreement is an Eligible Loan.

The representations and warranties set forth in this section shall survive the initial Purchase of Securities and any future Purchases. Upon discovery by the Seller, the Administrator or any Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 4.2 Representations, Warranties and Agreements of the Purchasers.

Each Purchaser hereby represents and warrants to, and agrees with, the Administrator that:

(a) The Purchaser understands that the Securities being purchased by it have not been registered under the Act or the securities laws of any State and, if the Securities are not then registered under applicable federal and State securities law (which registration the Administrator is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Securities or any portion thereof except in a transaction which is exempt from such registration.

(b) The Purchaser is acquiring the Securities for its own account, and not as a nominee for any other person, and the Purchaser is not acquiring the Securities with a view to or for sale or transfer in connection with any distribution of the Securities under the Act, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

(c) The Purchaser will not dispose of the Securities or any portion thereof purchased by it in violation of any applicable securities laws.

(d) The Purchaser is an “accredited investor” as defined in Regulation D under the Act, that is experienced in making investments such as the Securities and is able to evaluate the merits and risks involved in financing Mortgage Loans.

(e) The Purchaser is not, and is not purchasing for, or on behalf of, a “benefit plan investor” as such term is defined in 29 C.F.R. §2510.3-101, unless the transfer to, or holding of the Securities by, such Person will not cause the Mortgage Loans to constitute “plan assets” within the meaning of such section and either: (i) will not constitute or result in any prohibited transaction under Title I of the Employee Retirement Income Security Act of 1974, as amended, or excise taxes under Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) will constitute or result in a prohibited transaction, but any such transaction will be eligible for exemptive relief under Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective trust funds), Prohibited Transaction Class Exemption 90-1 (relating to investments by insurance company separate accounts), Prohibited Transaction Class Exemption 95-60 (relating to investments by insurance company general accounts), Prohibited Transaction Class Exemption 84-14 (relating to investments by qualified professional asset managers) or Prohibited Transaction Class Exemption 96-23 (relating to investments by in-house asset managers).

(f) Neither the Purchaser nor any person acting on its behalf has offered to sell the Securities by any form of general solicitation or general advertising. The Purchaser has not offered the Securities in any manner that would render the issuance and sale of the Securities a violation of the Securities Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

ARTICLE V

GENERAL COVENANTS

Section 5.1 General Covenants of the Seller.

(a) The Seller hereby agrees to notify the Purchaser Agent, as soon as possible, and in any event within five (5) days after notice to the Seller, of (a) the occurrence of any Termination Event, (b) any fact, condition or event which, with the giving of notice or the passage of time or both, could become a Termination Event, (c) the failure of the Seller to observe any of its material undertakings under the Basic Documents, or (d) any change in the status or condition of the Seller or the Mortgage Loans in the aggregate that would reasonably be expected to adversely affect the Seller’s ability to perform its obligations under the Basic Documents.

(b) The Seller and each Purchaser agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Purchasers of the Securities.

Section 5.2 General Covenants of the Administrator.

(a) The Administrator hereby agrees to notify the Purchaser Agent, as soon as possible, and in any event within five (5) days after notice to the Administrator, of (a) the occurrence of any Termination Event, (b) any fact, condition or event which, with the giving of notice or the passage of time or both, could reasonably be expected to become a Termination Event, (c) the failure of the Administrator to observe any of its material undertakings under the Basic Documents, (d) the commencement of any lawsuit, proceeding or investigation that, if determined adversely against the Administrator, could reasonably be expected to have a material adverse effect on the Purchaser, the Administrator’s ability to perform its obligations under the Basic Documents or on the financial condition, results of operations or business or property of the Administrator and its affiliates, or (e) any change in the status or condition of the Administrator the Credit and Collection Policy or the Mortgage Loans in the aggregate that would reasonably be expected to adversely affect the Administrator’s ability to perform its obligations under the Basic Documents.

(b) The Administrator agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Purchasers of the Securities.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnities by the Seller.

Without limiting any other rights which the Purchaser Agent, the Purchasers or any of their respective Affiliates may have, hereunder or under applicable law, the Seller hereby agrees to indemnify each of the Purchaser Agent, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, or resulting from the breach by the Seller of any representation, warranty, covenant or obligation of the Seller of, this Agreement, any Basic Document or the Securities, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any related Indemnified Party or any Affiliate thereof, (ii) losses in respect of the performance of the Mortgage Loans, the creditworthiness of the Obligors under the Mortgage Loans, changes in the market value of the Mortgage Loans and similar investment risks or the credit risk of the Obligors and (iii) amounts for which an Indemnified Party has already been indemnified under a Basic Document, except that the sole remedy for breaches of the representations and warranties relating to the Mortgage Loan shall be limited to the remedies provided in the applicable Trust Agreement.

Any amounts subject to the indemnification provisions of this Section 6.1 shall be paid by the Seller to the Indemnified Party within thirty (30) calendar days following the Indemnified Party’s demand therefor, setting forth in reasonable detail the basis therefor.

Section 6.2 Indemnities by the Administrator.

Without limiting any other rights which the Purchaser Agent, the Purchasers or any of their respective Affiliates may have hereunder or under applicable law, the Administrator hereby agrees to indemnify each of the Purchaser Agent, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing

Persons being individually called an “Administrator Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as an “Administrator Indemnified Amounts”) awarded against or incurred by any of them arising out of, or resulting from the breach by the Administrator of any representation, warranty, covenant or obligation of the Administrator contained in this Agreement, any Basic Document or the Securities, excluding, however (i) Administrator Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any related Administrator Indemnified Party or any Affiliate thereof, (ii) losses in respect of the performance of the Mortgage Loans, the creditworthiness of the Obligors under the Mortgage Loans, changes in the Market Value of the Mortgage Loans and similar investment risk of the Obligors, and (iii) amounts for which an Indemnified Party has already been indemnified under a Basic Document, except that the sole remedy for breaches of the representations and warranties relating to the Mortgage Loans shall be limited to the remedies provided in the Master Mortgage Loan Sale and Contribution Agreement.

Any amounts subject to the indemnification provisions of this Section 6.2 shall be paid by the Administrator to the Indemnified Party within thirty (30) calendar days following the Indemnified Party’s demand therefor, setting forth in reasonable detail the basis therefor.

ARTICLE VII

THE PURCHASER AGENT

Section 7.1 Authorization and Action.

Each Purchaser hereby designates and appoints Wachovia Capital Markets, LLC, as Purchaser Agent hereunder, and authorizes the Purchaser Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Purchaser Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser and the Purchaser Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or the Purchaser Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Purchaser Agent shall be read into this Agreement or otherwise exist for the Purchaser Agent. In performing its functions and duties hereunder, the Purchaser Agent shall act solely as agent for the Purchasers and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Administrator or any of its successors or assigns. The Purchaser Agent shall not be required to take any action which exposes the Purchaser Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Purchaser Agent hereunder shall terminate at the indefeasible payment in full of all amounts due under the Securities.

Section 7.2 Delegation of Duties.

The Purchaser Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Purchaser Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

Section 7.3 Exculpatory Provisions.

The Purchaser Agent, and any of its directors, officers, agents or employees, shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Purchaser Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Administrator or the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Administrator or the Seller to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article III. The Purchaser Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Administrator. The Purchaser Agent shall not be deemed to have knowledge of any Termination Event unless the Purchaser Agent has received notice thereof from the Administrator or a Purchaser.

Section 7.4 Reliance.

The Purchaser Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Administrator), independent accountants and other experts selected by the Purchaser Agent. The Purchaser Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Required Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, provided, that unless and until the Purchaser Agent shall have received such advice, the Purchaser Agent may take or refrain from taking any action, as the Purchaser Agent shall deem advisable and in the best interests of the Purchasers. The Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

Section 7.5 Non-Reliance on Purchaser Agent and Other Purchasers.

Each Purchaser expressly acknowledges that neither the Purchaser Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by the Purchaser Agent hereafter taken, including, without limitation, any review of the affairs of the Administrator or the Seller, shall be deemed to constitute any representation or warranty by the Purchaser Agent. Each Purchaser represents and warrants to the Purchaser Agent that it has and will, independently and without reliance upon the Purchaser Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions of the Administrator and made its own decision to enter into this Agreement.

Section 7.6 Reimbursement and Indemnification.

The Purchasers agree to reimburse and indemnify the Purchaser Agent, and each of its officers, directors, employees, representatives and agents Ratably according to their pro rata shares, to the extent not paid or reimbursed by the Seller or the Administrator (i) for any amounts for which the Purchaser Agent, acting in its capacity as Purchaser Agent, is entitled to reimbursement by the Seller or the Administrator hereunder and (ii) for any other expenses incurred by the Purchaser Agent, acting in its capacity as Purchaser Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement.

Section 7.7 Purchaser Agent in its Individual Capacity.

The Purchaser Agent and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Administrator or any Affiliate of the Administrator as though the Purchaser Agent was not the Purchaser Agent hereunder. With respect to the acquisition of Securities pursuant to this Agreement, the Purchaser Agent and each of its Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Purchaser Agent and the terms “Purchaser,” and “Purchasers” shall include the Purchaser Agent in its individual capacity.

Section 7.8 Successor Purchaser Agent.

The Purchaser Agent may, upon 5 days’ notice to the Seller and the Purchasers, and the Purchaser Agent will, upon the direction of the Initial Purchaser, resign as Purchaser Agent. If the Purchaser Agent shall resign, the Required Purchasers during such 5-day period shall appoint from among the applicable Purchasers a successor agent. If for any reason no successor Purchaser Agent is appointed during such 5-day period, then effective upon the expiration of such five-day period, the Initial Note Purchaser and the Initial Trust Certificate Purchaser shall perform all of the duties of the Purchaser Agent hereunder and the Trustee shall make all payments in respect of the Notes directly to the Initial Note Purchaser and all payments in respect of the Trust Certificates directly to the Initial Trust Certificate Purchaser and for all purposes shall deal directly with such Purchasers. No resignation of the Purchaser Agent shall be effective until its successor shall have been appointed and accepted such appointment. After the retiring Purchaser Agent’s resignation hereunder as Purchaser Agent, the provisions of this Agreement shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Purchaser Agent under this Agreement.

ARTICLE VIII

ASSIGNMENTS; PARTICIPATIONS

Section 8.1 Assignments and Participations.

(a) Each Purchaser may upon at least 30 days notice to the Purchaser Agent, the Trustee and the Seller, assign to up to five banks or other entities satisfactory to the Purchaser Agent all or a portion of its option to make future Purchases under this Agreement; provided, however, that (i) each such assignment shall be to an Eligible Assignee, (ii) the parties to each such assignment shall execute and deliver to the Purchaser Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit B hereto, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Purchaser Agent, (iii) such assignment shall not require the Administrator to register as an “investment company” under the Investment Company Act and (iv) the parties to each such assignment shall have agreed to reimburse the Purchaser Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser Agent incurred by the Purchaser Agent in connection with such assignment, and, provided, further, that upon the effective date of such assignment all of the related Purchasers’ internal control conditions shall be satisfied. Except with respect to assignments to banking affiliates of Wachovia Bank, National Association, no such assignment shall become effective unless the Seller shall have consented in writing thereto, which consent shall not unreasonably be withheld. Upon such execution, delivery and acceptance by the Purchaser Agent and the recording by the Purchaser Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Purchaser Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Purchaser hereunder and (ii) the Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement except with respect to actions theretofore taken (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Purchaser assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Purchasers or the performance or observance by the Purchasers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the related Purchaser Agent, such assigning Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Purchaser and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes the Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser and (viii) such assignee makes each of the representations and warranties contained in Section 4.2.

(c) The Purchaser Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the related Purchasers and the interest in the Securities owned by each related investor from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Purchasers, the Trustee, and the Administrator may treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Purchasers, the Trustee and the Administrator at any reasonable time and from time to time upon reasonable prior notice.

(d) With the prior consent of the Purchaser Agent (but without the consent of the Seller or the Administrator), each Purchaser may sell participations to banks or other entities which qualify as “institutional” accredited investors within the meaning of Rule 501(a)(1)-(3) or (7) under the Act in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its interest in the Securities owned by it); provided, however, that (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such participation shall not require the Administrator to register as an “investment company” under the Investment Company Act and (iv) the Purchaser Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Purchaser (including any right to receive payment) under Sections 2.4 and 2.5; provided, however, that no participant shall be entitled to receive payment under such Sections in excess of the amount that would have been payable under such Sections by the Administrator to the Purchaser granting its participation had such participation not been granted, and no Purchaser granting a participation shall be entitled to receive payment under such Sections in an amount which exceeds the sum of (i) the amount to which such Purchaser is entitled under such Sections with respect to any portion of any interest in the Securities owned by such Purchaser which is not subject to any participation, plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 8.1, the participant’s rights as set forth in the agreement between such participant and the applicable Purchaser to agree to or to restrict such Purchaser’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Purchaser may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 9.1 of this Agreement.

(e) Each Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Administrator or the Purchasers furnished to such Purchaser by or on behalf of the Administrator or the Purchasers; provided that such assignee or participant or proposed assignee or participant executes an agreement for the benefit of the Administrator, in form and substance satisfactory to the Administrator, agreeing to maintain the confidentiality of such information.

(f) In the event (i) a Purchaser ceases to qualify as an Eligible Assignee or (ii) a Purchaser makes demand for compensation pursuant to Sections 2.4 or 2.5, the Purchaser Agent may, and, upon the direction of the Administrator and prior to the occurrence of a Termination Event, shall, in any such case, notwithstanding any provision to the contrary herein, replace such Purchaser with an Eligible Assignee approved by the Administrator (which approval shall not be unreasonably withheld) by giving three Business Days’ prior written notice to such Purchaser. In the event of the replacement of a Purchaser, such Purchaser agrees (i) to assign all of its rights and obligations hereunder to an Eligible Assignee selected by the Purchaser Agent and approved by the Administrator (which approval shall not be unreasonably withheld) upon payment to such Purchaser of all amounts due such Purchaser under the Securities, together with any accrued and unpaid interest thereon, all accrued and unpaid fees owing to such Purchaser and all other amounts owing to such Purchaser hereunder and (ii) to execute and deliver an Assignment and Acceptance and such other documents evidencing such assignment as shall be necessary or reasonably requested by the Purchaser Agent. In the event that any Purchaser ceases to qualify as an Eligible Assignee, such affected Purchaser agrees (1) to give the Purchaser Agent written notice thereof within five business days of such Purchaser ceasing to qualify as an Eligible Assignee and (2) subject to the following proviso, to reimburse the Purchaser Agent, the Trustee, the Administrator and the relevant assignee for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the related Purchaser Agent, the Seller, the Administrator (and such assignee) incurred by the Purchaser Agent, the Seller, the Administrator, and such assignee, respectively, in connection with any assignment made pursuant to this Section 8.1(g) by such affected Purchaser.

(g) Nothing herein shall prohibit any Purchaser from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 8.1(a) or Section 8.1(b).

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments and Waivers.

(a) Except as provided in Section 9.1(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Administrator, the Purchaser Agent and the Required Purchasers; provided, however, that this Agreement shall be supplemental from time to time by the execution and delivery of Confirmations pursuant to Section 2.2(b)(iii). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Administrator shall provide the Trustee with a copy of any amendment, modification or waiver of this Agreement.

(b) No amendment, waiver or other modification of this Agreement shall:

(i) without the consent of the Seller and each affected Purchaser, (A) extend the Facility Termination Date, (B) reduce the rate or extend the time of payment of amounts due on the Securities, (C) except pursuant to Article VIII hereof, change the amount of a Purchaser’s investment in Securities, (D) amend, modify or waive any provision of the definition of Required Purchasers or this Section 9.1(b), (E) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement or (F) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (D) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the Purchaser Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Purchaser Agent.

Section 9.2 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or as otherwise set forth in the Basic Documents or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 9.3 Ratable Payments.

If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Notes or Trust Certificates owing to such Purchaser in a greater proportion than that received by any other Purchaser of Notes or Trust Certificates, as the case may be, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Notes or Trust Certificates, as the case may be, held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Notes or Trust Certificates, as the case may be; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 9.4 No Waiver; Remedies.

No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.5 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.6 Term of this Agreement.

This Agreement, including, without limitation, the Seller’s and the Administrator’s obligations to observe their covenants set forth in Article V, shall remain in full force and effect until the termination of the last Trust Agreement; provided, however, that the obligations of the Administrator under Section 2.4, the indemnification and payment provisions of Article VI and the provisions of Section 9.10 and Section 9.11 and the agreements of the parties contained in Sections 9.7, 9.8, 9.9 and 9.12 shall be continuing and shall survive any termination of this Agreement.

Section 9.7 GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 9.8 WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 9.9 Costs and Expenses.

(a) The Seller or Administrator shall pay all reasonable costs and expenses (including reasonable fees and disbursements of one counsel retained by and acting on the collective behalf of the Purchaser Agent and the Purchasers) in connection with the preparation, execution and delivery of this Agreement, any Swap Agreement, the other Basic Documents and any waiver, amendment or consent relating to this Agreement, any Swap Agreement or any of the other Basic Documents.

(b) The Seller and the Administrator shall pay the reasonable costs and expenses of the Purchaser Agent and the Purchasers, including, without limitation, the reasonable costs and expenses of consulting with one or more persons such as appraisers, accountants and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Purchaser Agent and the Purchasers hereunder or under any of the other Basic Documents, including any review of factual matters in connection therewith, which expenses shall include all reasonable fees and disbursements of one set of each of such types of Persons, retained by and acting on the collective behalf of the Purchaser Agent and the Purchasers. The Seller or Administrator shall pay all costs and expenses of the Purchaser Agent and the Purchasers in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Basic Documents relating to, arising out of or in connection with any breach or alleged breach by the Seller or the Administrator of its representations, warranties, obligators or covenants hereunder or under any other Basic Document, which expenses shall include the reasonable fees and disbursements of one counsel and one set of experts and other consultants retained by and acting on the collective behalf of the Purchaser Agent and the Purchasers.

Section 9.10 Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.10 shall survive the termination of this Agreement.

Section 9.11 Confidentiality.

(a) Each of the Purchaser Agent, the Purchasers, the Administrator and the Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers, members and employees may (i) disclose such information to its external accountants, attorneys, and the agents of such Persons (“Excepted Persons”), and as required by an applicable law or order of any judicial or administrative proceeding, (ii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in Law or in equity or pursuant to arbitration) involving this Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement, (iii) disclose the existence of the Agreement, but not the financial terms thereof and (iv) disclose the amount of each Purchaser’s investment in the Securities, the conditions precedent to each Purchase set forth in Section 2.2 and the provisions concerning prepayment of the Securities and the removal of Mortgage Loans from the applicable Trust.

(b) Anything herein to the contrary notwithstanding, the Seller and the Administrator hereby consent to the disclosure of any nonpublic information with respect to it (i) to the Purchaser Agent or the Purchasers by each other, or (ii) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that such disclosure will not cause the offering of the Securities to be required to be registered under the Act and each such Person is informed of the confidential nature of such information and agrees to maintain such information in confidence as if such person had been listed in the first sentence of Section 9.11(a). In addition, the Purchasers and the Purchaser Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

Section 9.12 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. This Agreement supersedes and replaces the Certificate Purchase Agreement dated April 15, 2004.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	ENCORE SPV TRUST III
	By:	ENCORE CREDIT CORP., as Administrator of the Seller

By:
Name:
Title:

THE ADMINISTRATOR:	ENCORE CREDIT CORP.

By
Name:
Title:

THE NOTE PURCHASERS:	WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

Wachovia Bank, National Association One Wachovia Center, TW10 301 South College Street NC0602 Charlotte, North Carolina 28288

Attention: Randy Robertson Facsimile Number: (704) 383-8121 Telephone Number: (704) 383-5374

Attention: J.T. Smith Facsimile Number: (704) 383-1606 Telephone Number: (704) 715-7073

Attention: Prakash Wadhwani Facsimile Number: (704) 383-9106 Telephone Number: (704) 374-3455

THE TRUST CERTIFICATE PURCHASERS:	EVEREN CAPITAL CORPORATION
By:
Name:
Title:

Everen Capital Corporation One Wachovia Center, TW10 301 South College Street NC0602 Charlotte, North Carolina 28288

Attention: Randy Robertson Facsimile Number: (704) 383-8121 Telephone Number: (704) 383-5374

Attention: J.T. Smith Facsimile Number: (704) 383-1606 Telephone Number: (704) 715-7073

Attention: Prakash Wadhwani Facsimile Number: (704) 383-9106 Telephone Number: (704) 374-3455

THE PURCHASER AGENT:	WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

Wachovia Capital Markets, LLC

One Wachovia Center, TW10

301 South College Street NC0602

Charlotte, North Carolina 28288

Attention: Randy Robertson

Facsimile Number: (704) 383-8121

Telephone Number: (704) 383-5374

SCHEDULE I

CONDITIONS PRECEDENT TO INITIAL PURCHASE

As required by Section 3.1 of the Agreement, each of the following items must be delivered to the Purchaser Agent prior to the date of the initial Purchase:

(a) A copy of this Agreement, duly executed by the Seller, the Administrator and all other parties thereto;

(b) Certificate of the Secretary or Assistant Secretary, or other authorized representative, of the Seller and the Administrator dated the date of this Agreement, certifying (i) the names and true signatures of its respective incumbent officers or other representatives authorized to sign this Agreement and the other Basic Documents to be delivered by it hereunder (on which certificate the Purchaser Agent and the Purchasers may conclusively rely until such time as the Purchaser Agent shall receive from the Seller or the Administrator, as the case may be, a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copy of its certificate of trust or certificate of incorporation attached thereto is a complete and correct copy and that such certificate has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of its trust agreement or bylaws attached thereto is a complete and correct copy and has not been amended, modified or supplemented and is in full force and effect, and (iv) the resolutions of its members or board of directors approving and authorizing the execution, delivery and performance by it of this Agreement and the other Basic Documents to which it is a party;

(c) Good standing certificates (i) for the Seller for the State of Delaware and (ii) for the Administrator for the State of California;

(d) Copies of the executed (i) Trust Agreement and (ii) all other Basic Documents, each duly executed and delivered by each party thereto;

(e) Copies of all certificates and opinions of counsel delivered pursuant to or in connection with the execution and delivery of the Basic Documents, each addressed to the Purchaser Agent for the benefit of the Purchasers;

(f) An officer’s certificate of a responsible officer of the Administrator to the effect that each of the conditions to the Initial Purchase hereunder has been satisfied;

(g) Opinions of counsel to the Administrator and counsel to the Seller to the effect (in each case subject to customary qualifications, exceptions and assumptions (including assumptions as to the accuracy of representations, warranties and covenants given by the Purchasers)) that (i) to the extent that the transfer of the Mortgage Loans from the Seller to the Trustee is not a “true sale”, the interests of the Trustee in the Mortgage Loans are valid, perfected and subject to no prior liens, (ii) each of the Basic Documents to which the Administrator and the Seller is a party is a legal, valid, binding and enforceable obligation of such person, (iii) routine power and authority matters as to the Administrator and the Seller have been satisfied, (iv) the Trust Agreements are not required to be qualified under the Trust

I-1

Indenture Act of 1939, as amended, (v) neither the Seller nor the Administrator is an “investment company” as defined in the Investment Company Act of 1940, as amended, or an “affiliated person” of any such “investment company” that is registered or required to be registered under said Act, and (vi) as to such other or additional matters as may be reasonably requested by the Purchaser Agent (including, without limitation, exemption from registration of the Securities under federal securities laws and due execution, authentication and delivery of the Securities);

(h) An opinion of counsel to the Purchaser Agent (subject to customary qualifications and exceptions) as to the “true sale” of the Mortgage Loans from the Administrator to the Seller;

(i) An opinion of counsel to the Purchaser Agent (subject to the customary qualification and exceptions) to the effect that the transfer of the Mortgage Loans from the Seller to the Trustee, on behalf of the holders of the Notes and the Trust Certificates, is either a “true sale” or a perfected security interest.

(j) An opinion of counsel to the Administrator as to the “non-consolidation” between the Administrator and the Seller.

(k) An opinion of counsel that no Trust will be treated as an association taxable as a corporation for federal income tax purposes;

(l) An opinion of counsel to the Trustee as to the due organization of the Trustee, the enforceability of the Trust Agreement and as to such other matters as the Purchaser Agent may reasonably request; and

(m) All fees and expenses required to be paid prior to the Initial Purchase by this Agreement and the other documents to be delivered hereunder or in connection herewith, including but not limited to the fees and expenses for counsel to the Purchasers to be paid on or before the date of the Initial Purchase.

I-2

EXHIBIT A-1

FORM OF FUNDING NOTICE

I,                                                  ,                      of Encore Credit Corp. (the “Administrator”) hereby certify that, with respect to that certain Securities Purchase Agreement, dated as of September 1, 2004 (the “Securities Purchase Agreement;” all defined terms in the Securities Purchase Agreement are incorporated herein by reference):

(i) The Administrator hereby requests that a Purchase be made in accordance with the following terms:

(a) The number of Mortgage Loans offered for Purchase is                      and the unpaid Principal Balance of such Mortgage Loans is $                    .

(b) The date of such Purchase shall be                     . [Cannot be less than 3 Business Days prior to date of the Funding Notice]

(ii) The representations and warranties contained in Section 4.1 of the Securities Purchase Agreement are true and correct as though made on the date hereof.

(iii) Except as described below, no event has occurred and is continuing, or would result from any Purchase occurring on the date hereof, which constitutes a Termination Event, or a material event that with notice or the passage of time or both would constitute a Termination Event.

(iv) As of the date hereof, after giving effect to the Purchase requested hereby, the Outstanding Amount does not exceed the Purchase Limit.

(v) On and as of such day, each of the Seller, the Sponsor and the Administrator has performed in all material respects all of the agreements contained in the Trust Agreement and the other Basic Documents to which it is a party to be performed by such Person at or prior to such day.

(vi) The proceeds of such Purchase will not be used for the purpose of purchasing or carrying Margin Stock (as defined under Regulation U of the Board of Governors of the Federal Reserve System).

(vii) A list of the Mortgage Loans being conveyed in connection with such Purchase has been delivered previously by the Administrator on behalf of the Seller to the Purchaser Agent.

A-1-1

This is the        day of                     ,             .

ENCORE CREDIT CORP.

By:
Name:
Title:

A-1-2

EXHIBIT A-2

FORM OF COMPLIANCE CERTIFICATE

I,                                                          ,                      of Encore Credit Corp. (the “Administrator”) hereby certify that, with respect to that certain Securities Purchase Agreement, dated as of September 1, 2004 (the “Securities Purchase Agreement;” all defined terms in the Securities Purchase Agreement are incorporated herein by reference):

(i) The representations and warranties contained in Section 4.1 of the Securities Purchase Agreement are true and correct as though made on the date hereof.

(ii) Except as described below, no event has occurred and is continuing, or would result from any Purchase occurring on the date hereof, which constitutes a Termination Event, or a material event that with notice or the passage of time or both would constitute a Termination Event.

(iii) On and as of the date hereof, after giving effect to the Purchase, the Outstanding Amount does not exceed the Purchase Limit.

(iv) On and as of such day, each of the Seller, the Originator and the Administrator has performed in all material respects all of the agreements contained in the Trust Agreement and the other Basic Documents to which it is a party to be performed by such Person at or prior to such day.

(v) The proceeds of such Purchase will not be used for the purpose of purchasing or carrying Margin Stock (as defined under Regulation U of the Board of Governors of the Federal Reserve System).

This is the        day of                     ,             .

ENCORE CREDIT CORP.

By:
Name:
Title:

A-2-1

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Securities Purchase Agreement dated as of September 1, 2004 (the “Agreement”) among Encore SPV Trust III, as Seller, Encore Credit Corp., as Administrator, Wachovia Bank, National Association, as Initial Note Purchaser, Everen Capital Corporation, as Initial Trust Certificate Purchaser, Wachovia Capital Markets, LLC, as Purchaser Agent, and the other purchasers named therein. Terms defined in the Agreement or the Trust Agreement referred to therein are used herein with the same meaning.

                                          (the “Assignor”) and                                          (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [some or all of] the Assignor’s option to make future Purchases under the Agreement as of the date hereof.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation of warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of its related Purchasers or the performance or observance by its related Purchasers of any of their obligations under the Agreement or any other instrument or document furnished pursuant thereto; and (iv) confirms that the Assignee is an Eligible Assignee.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Purchaser Agent, the Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Wachovia Capital Markets, LLC, as Purchaser Agent, to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to such Purchaser Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Purchaser and (vi) makes each of the representations and warranties set forth in Section 4.2 of the Agreement. The Assignee also covenants with each of the Purchaser Agent, the Seller and the Administrator that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933 or any state securities or “Blue Sky” laws or required registration pursuant thereto.

4. Following the execution of this Agreement and Acceptance by the Assignor and the Assignee, it will be delivered to the Purchaser Agent for acceptance and recording. The effective date of this Assignment and Acceptance (the “Transfer Date”) shall be the date of acceptance thereof by the Purchaser Agent, and, if required by the Agreement, the consent of the Administrator.

5. Upon such acceptance by Purchaser Agent and, if required by the Agreement, the consent of the Administrator, and upon such recording by the Purchaser Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligation of a Purchaser thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligation under the Agreement.

6. Upon such acceptance and recording by the Purchaser Agent, from and after the Transfer Date, the Purchaser Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fee with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payment under the Agreement for periods prior to the Transfer Date directly between themselves.

7. The Assignee acknowledges that its acquisition of the interest being assigned to it hereunder will not require the Administrator to register as an “investment company” under the Investment Company Act of 1940, as amended.

8. THIS AGREEMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(signatures to commence on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Address for notices [Address] [ASSIGNEE]

By:
Name:
Title:

Address for notices [Address]

Acknowledged and accepted

this        day of                     ,

WACHOVIA CAPITAL MARKETS, LLC as Purchaser Agent

By:
Name:
Title:

ENCORE CREDIT CORP.*

By:
Name:
Title:

*	Consent of Encore Credit Corp. shall not be required for assignments to banking affiliates of Wachovia Bank, National Association.

EXHIBIT C

FORM OF TRUST AGREEMENT

C-1

EXHIBIT D

CALL OPTION NOTICE

To:	[ ], as Trust Certificateholder
Wachovia Bank, National Association, as Trustee

This Call Option Notice is submitted pursuant to the provisions of Section 2.2(c) of the Securities Purchase Agreement, dated as of September 1, 2004 (the “Purchase Agreement”), among Encore SPV Trust III, as seller (the “Seller”), Encore Credit Corp., as administrator (the “Administrator”), Wachovia Bank, National Association, as Initial Note Purchaser, Everen Capital Corporation, as Initial Trust Certificate Purchaser, Wachovia Capital Markets, LLC, as Purchaser Agent, and the other purchasers named therein. The Administrator, in accordance with the rights granted to, and on behalf of, the Optionholder under the Purchase Agreement, hereby notifies you that the Optionholder desires to exercise the Call Option. The Call Option Purchase Date shall be [Insert date on or prior to the applicable Call Option Expiration Date]. On the Call Option Purchase Date, the undersigned shall pay the applicable Call Option Exercise Price to the Holders of the Trust Certificates against receipt of the Trust Certificates accompanied by a completed bond power.

All capitalized terms used in this Call Option Notice and not otherwise defined herein shall have the same meanings given to such terms in the Purchase Agreement.

WITNESS my hand this        day of                     , 20    .

ENCORE CREDIT CORP., as Administrator

By:
Name:
Title:

D-1